Exhibit 10.1

                                 NON-NEGOTIABLE
                            SECURED PROMISSORY NOTE

$900,000.00	                                               August 18, 2006


     FOR VALUE RECEIVED, the undersigned Girls' Life Acquisition Corporation, a Delaware corporation ("Buyer"), promises to pay to the order of Girls' Life, Inc. ("Seller"), the principal sum of Nine Hundred Thousand United States Dollars (US$900,000.00), together with interest in arrears on such unpaid principal balance at an annual rate of six percent (6 %), in the manner provided below.

     This Note has been executed and delivered pursuant to and in accordance with the terms and conditions of the Asset Purchase Agreement, dated as of August 18, 2006 (the "Purchase Agreement"), by and among Buyer, Seller and the other parties thereto. This Note is given to evidence the obligation of Buyer contained in Section 4 of the Purchase Agreement. Capitalized terms used without definition in this Note have the meanings specified in the Purchase Agreement.

     Subject to the foregoing and except as provided herein below, the principal amount of this Note together with all accrued and unpaid interest shall be due and payable in full on November 16, 2006.

     The Buyer may, at its option, prepay this Note, in whole at any time or in part from time to time, without penalty or premium, each such prepayment to be accompanied by the payment of accrued interest to the date of each prepayment on the amount prepaid.

     "Business Day" shall mean any day other than a Saturday, Sunday or legal holiday at the place of payment.

     An "Event of Default" shall occur if: (i) the Buyer defaults in the payment of interest or principal on this Note when it becomes due and payable, at maturity or otherwise; (ii) the Buyer pursuant to or within the meaning of any Bankruptcy Law (as defined below): (A) commences a voluntary case; (B) consents to the entry of an order against it for relief in an involuntary case; or (C) makes a general assignment for the benefit of its creditors; (iii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Buyer in an involuntary case; or (B) appoints a Custodian (as hereinafter defined) for all or substantially all of
the assets of either of the Buyer; (iv)   the Buyer enters into an agreement to
sell or transfer all or substantially all of its assets; or (v) Buyer breaches the Note Period Business Operation Covenants in the Purchase Agreement and such breach continues for a period of at least ten (10) calendar days following written notice of such breach provided by Seller to Buyer (which written notice shall provide specific details of the asserted breach).

     The term "Bankruptcy Law" means Title 11, U.S. Code, or any similar federal or state law.

     The term "Custodian" means any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

     This Note is secured by the pledge of all of the issued and outstanding common stock of the Buyer made by Karen Bokram ("Pledged Stock") in favor of the Seller pursuant to a Stock Pledge Agreement dated as of August 18, 2006 (the "Stock Pledge"). The Seller's exclusive remedy under this Note if an Event of Default occurs and is continuing will be as provided in the Stock Pledge.

The Buyer agrees that until November 16, 2006 (or such earlier date as the Note is paid in full): (i) it will run the Business in the ordinary course of business and (ii) it will not distribute or pay any amounts to Karen Bokram or her affiliates other than the payment of salary and reimbursement of expenses in the ordinary course of business; provided, however, that no reimbursements of travel, meals and entertainment expenses will be made to Karen Bokram or her affiliates during that period.

     No delay or omission on the part of Seller in exercising any right hereunder or insisting upon the strict performance of any provision of this Note shall operate as a waiver of such right or of any other right under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any future occasion.

     Buyer hereby waives diligence, presentment, demand, notice of non-payment or dishonor, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

     Whenever possible, each provision of this Note shall be interpreted in such manner so as to be valid and enforceable under applicable law. However, if any provision of this Note is held by a court of competent jurisdiction to be invalid or unenforceable, such provision shall be deemed severed from this Note and such invalidity or unenforceability shall not affect any other provision of this Note, the remainder of which shall remain in full force and effect; provided, however, that is such invalid or unenforceable provision may be modified so as to be valid and enforceable as a matter of law, such provision shall be deemed to have been modified so as to be valid and enforceable to the maximum extent permitted.

     This Note is not negotiable, and may not be assigned by Seller without prior written consent of Buyer, which consent will not be unreasonably withheld by Buyer.

     This Note shall be governed by, construed and enforced in accordance with the laws of the State of Maryland without reference to the choice of law principles thereof.

     No modification, change, waiver or amendment of this Note shall be effective unless in writing and signed by the holder of this Note.

     Any notice required or permitted to be given hereunder shall be given in accordance with Section 12(b) of the Purchase Agreement.

     This Note has been executed and delivered by Buyer as of the date first written above.



                                   GIRLS' LIFE ACQUISITION CORPORATION


                                        By:  /s/ Karen Bokram
                                             ------------------------------
                                             Name:  Karen Bokram
                                             Title: Chief Executive Officer